Exhibit 99.1

PANDORA REPORTS Q4 and FULL YEAR 2015 FINANCIAL RESULTS

•	Q4 2015 total RPMs reached a record $60.75, growing 18% year-over-year; Ad RPMs were up 19% year-over-year to a record $57.20

•	Full year 2015 total RPMs were $54.65, growing 19% year-over-year on a GAAP basis and 21% year-over-year on a non-GAAP basis; Ad RPMs were up 21% year-over-year to $50.52

•	Q4 2015 total revenue was $336.2 million, growing 25% year-over-year

•	Full year 2015 total revenue was $1.164 billion, growing 26% year-over-year on a GAAP basis and 28% year-over-year on a non-GAAP basis

•	Q4 2015 advertising revenue was $269.0 million, growing 22% year-over-year

•	Full year 2015 advertising revenue was $933.3 million, growing 27% year-over-year

•	Q4 2015 total listener hours were 5.37 billion, growing 3% year-over-year

•	Full year 2015 total listener hours were 21.11 billion, growing 5% year-over-year

OAKLAND, Calif. - February 11, 2016 - Pandora (NYSE: P), the world’s most powerful music discovery platform, today announced financial results for the fourth quarter and full year ended December 31, 2015.

“In 2015 we demonstrated the power of our core industry-leading internet radio business and made substantial investments and progress toward building the world’s go-to music destination for listeners and artists alike - uniquely unifying the full music experience under one roof, spanning radio, on-demand, and live music,” said Brian McAndrews, CEO of Pandora. “We enter 2016 with an enhanced portfolio of assets, cost certainty and substantial competitive advantages. We’re invested in the long-term and I could not have more conviction about the ability of Pandora to lead the future of music. Given our confidence in our core advertising model, the massive long-term opportunity and the competitive advantages we have built, we believe 2016 is the time to build on this foundation and invest in our many opportunities to fuel revenue acceleration in 2017 and bolster long-term growth prospects.”

Fourth Quarter 2015 Financial Results

Revenue: For the fourth quarter of 2015, consolidated total revenue was $336.2 million, a 25% year-over-year increase. Excluding revenue from ticketing services, total revenue was $326.0 million, an increase of 22% year-over-year. Advertising revenue was $269.0 million, a 22% year-over-year increase. Subscription and other revenue was $57.0 million, a 19% year-over-year increase. Ticketing service revenue for the two month period ending December 31, 2015 was $10.2 million, as a result of our acquisition of Ticketfly, which closed on October 31, 2015.

Adjusted EBITDA: For the fourth quarter of 2015, consolidated adjusted EBITDA was $24.8 million, compared to $43.8 million in the same quarter last year. Excluding the impact of Ticketfly, adjusted EBITDA for the fourth quarter of 2015 was $27.3 million, in line with guidance. Consolidated adjusted EBITDA excludes $32.2 million in expense from stock-based compensation, $9.3 million of depreciation and amortization expense, $2.9 million of Ticketfly and Rdio transaction costs, approximately $1.6 million of other expense and approximately $1.8 million of benefit from income taxes.

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Cash and Investments: For the fourth quarter of 2015, the Company ended with $416.9 million in cash and investments, compared to $442.6 million at the end of the prior quarter. Cash used in operating activities was $71.0 million for the fourth quarter of 2015, compared to $25.1 million of cash generated by operating activities in the same period of the prior year. The year-over-year decrease in cash generated by operating activities is primarily due to fourth quarter of 2015 payments for royalty settlements entered into in the third quarter of 2015. The Company also paid $246.5 million for the Ticketfly and Rdio acquisitions, offset by proceeds from our convertible debt and capped call transactions which generated net proceeds of $293.3 million.

Full Year 2015 Financial Results

Revenue: For the full year 2015, consolidated total revenue was $1.164 billion, a 26% year-over-year increase on a GAAP basis and a 28% year-over-year increase on a non-GAAP basis1. Excluding revenue from ticketing services, full year 2015 revenue was $1.154 billion or growth of 25% on a GAAP basis and 27% on a non-GAAP basis. Advertising revenue was $933.3 million, a 27% year-over-year increase. Subscription and other revenue was $220.6 million, a 17% year-over-year increase on a GAAP basis and a 27% year-over-year increase on a non-GAAP basis. Ticketing service revenue for the two month period ending December 31, 2015 was $10.2 million as a result of our acquisition of Ticketfly.

Adjusted EBITDA: For the full year 2015, consolidated adjusted EBITDA was $51.7 million, compared to $58.2 million last year. Excluding the impact of Ticketfly, adjusted EBITDA for the full year was $54.2 million, in line with guidance. Consolidated adjusted EBITDA excludes expense from cost of revenue - content acquisition costs due to one-time cumulative charges of $57.9 million for the pre-1972 sound recordings settlement and $23.9 million as a result of management’s decision to forgo the application of the Radio Music Licensing Committee (“RMLC”) publisher royalty rate from June 2013 to September 2015. Adjusted EBITDA also excludes $111.6 million in expense from stock-based compensation, $24.5 million of depreciation and amortization expense, $3.7 million of Ticketfly and Rdio transaction costs, approximately $1.2 million of other expense and approximately $1.6 million of benefit from income taxes.

Other Business Metrics

Listener Hours: Total listener hours grew 3% to 5.37 billion for the fourth quarter of 2015, compared to 5.20 billion for the same period of the prior year.

Total listener hours grew 5% to 21.11 billion for the full year 2015, compared to 20.03 billion for the same period of the prior year.

Active Listeners: Active listeners were 81.1 million at the end of the fourth quarter of 2015, compared to 81.5 million for the same period of the prior year.

_________________________________________________________
1 Prior to the first quarter of 2014, the Company recognized revenue on a non-GAAP basis from a subscription return reserve, which consisted of revenue that was deferred on a GAAP basis because the Company had limited operating history with certain mobile subscription refund rights. The Company was required to defer all revenue until the refund rights lapsed or until it developed sufficient operating history to estimate a reserve. In periods prior to the first quarter of 2014, the subscription return reserve was excluded from the subscription and other revenue line of our GAAP presentation and included in this line of our non-GAAP presentation. In the first quarter of 2014, the Company established sufficient operating history to estimate a reserve for these mobile subscription refund rights. As such, the GAAP revenue results for the first quarter of 2014 included a one-time reversal of substantially all of the deferred revenue related to the subscription return reserve in the amount of $14.2 million. This reversal was excluded from our non-GAAP revenue in the first quarter of 2014.

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Guidance

Based on information available as of February 11, 2016, the Company is providing the following financial guidance:

First Quarter 2016 Guidance: Revenue is expected to be in the range of $280 million to $290 million. Adjusted EBITDA loss is expected to be in the range of $75 million to $65 million. Adjusted EBITDA excludes forecasted stock-based compensation expense of approximately $38 million and forecasted depreciation and amortization expense of approximately $14 million and a provision for income taxes of approximately $0.5 million and assumes minimal cash taxes given our net loss position. Basic shares outstanding for the first quarter 2016 are expected to be approximately 227 million. We anticipate a non-GAAP effective tax rate between 30-35% for the first quarter 2016.

Full Year 2016 Guidance: Revenue is expected to be in the range of $1.40 billion to $1.42 billion. Adjusted EBITDA loss is expected to be in the range of $80 million to $60 million. Adjusted EBITDA excludes forecasted stock-based compensation expense of approximately $164 million and forecasted depreciation and amortization expense of approximately $62 million and a provision for income taxes of approximately $2.0 million and assumes minimal cash taxes given our net loss position. Basic shares outstanding for the full year 2016 are expected to be approximately 231 million. We anticipate a non-GAAP effective tax rate between 30-35% for full year 2016.

Fourth Quarter and Full Year 2015 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/5 p.m. ET to discuss fourth quarter and full year 2015 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or internationally at (443) 853-1239. A domestic replay will be available at (855) 859-2056 or internationally at (404) 537-3406, using passcode 24859903, and available via webcast until March 3, 2016.

ABOUT PANDORA
Pandora (NYSE: P) is the world’s most powerful music discovery platform - a place where artists find their fans and listeners find music they love. We are driven by a single purpose: unleashing the infinite power of music by connecting artists and fans, whether through earbuds, car speakers, live on stage or anywhere fans want to experience it. Our team of highly trained musicologists analyze hundreds of attributes for each recording which powers our proprietary Music Genome Project®, delivering billions of hours of personalized music tailored to the tastes of each music listener, full of discovery, making artist/fan connections at unprecedented scale. Founded by musicians, Pandora empowers artists with valuable data and tools to help grow their careers and connect with their fans.
www.pandora.com | Pandora Blog | Pandora LinkedIn | @PandoraPulse

"Safe harbor" Statement:
This press release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and adjusted EBITDA. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to enter into licensing agreements directly with music publishers and record labels on commercially-reasonable terms; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth and geographic expansion; our ability to continue to innovate and keep pace with changes in technology and our competitors; our ability to expand our operations to delivery of non-music content; our ability to protect our intellectual property; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect the business are included in filings with the Securities and Exchange Commission (SEC) from time to time, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the

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current period and Current Report on Form 8-K filed on December 2, 2015. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. The Company's results of operations for the current period are not necessarily indicative of the Company's operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to the Company, which assumes no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses the following non-GAAP measures of financial performance: non-GAAP total revenue, non-GAAP subscription revenue, non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS, non-GAAP diluted EPS and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

Non-GAAP total revenue, non-GAAP subscription revenue, non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS differ from GAAP in that they exclude revenue effects from the subscription return reserve, stock-based compensation expense, intangible amortization expense, amortization of non-recoupable ticketing contract advances, transaction costs from acquisitions and one-time cumulative charges to cost of revenue - content acquisition costs that are not directly reflective of our core business or operating results for the present period. Starting in the first quarter 2015, the income tax effects of these non-GAAP adjustments have been reflected in non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS.

Cost of Revenue - Content Acquisition Costs Charges: Cost of revenue - content acquisition costs included two one-time cumulative charges in the full year 2015. The first charge related to the settlement of an outstanding lawsuit related to sound recordings recorded prior to February 15, 1972. On April 17, 2014, UMG Recordings, Inc., Sony Music Entertainment, Capitol Records, LLC, Warner Music Group Corp. and ABKCO Music and Records, Inc. filed suit against Pandora Media Inc. in the Supreme Court of the State of New York. The complaint claimed common law copyright infringement and unfair competition arising from allegations that Pandora owed royalties for the public performance of sound recordings recorded prior to February 15, 1972. In October 2015, as part of our strategy to strengthen our partnership with the music industry, the parties reached an agreement whereby we agreed to pay the plaintiffs a total of $90 million in exchange for the dismissal of the lawsuit, a release of all claims and a covenant not to sue for our use of pre-1972 sound recordings extending to December 31, 2016. The first and second installments of $60 million and $7.5 million were paid in October and December 2015, and the remaining amount will be paid in three equal installments of $7.5 million from April 1, 2016 through October 1, 2016. Pursuant to this settlement, which covers approximately 90% of total pre-1972 spins on our service, we recorded a one-time adjustment of $57.9 million to cost of revenue - content acquisition costs in the third quarter of 2015 related to pre-1972 spins played through September 30, 2015.

The second charge related to management’s decision to forgo the application of the RMLC publisher royalty rate from June 2013 to September 2015. In June 2013, we entered into an agreement to purchase the assets of KXMZ-FM and in June 2015 the Federal Communications Commission ("FCC") approved the transfer of the FCC licenses and the acquisition was completed. The agreement to purchase the assets of KXMZ allowed us to qualify for the RMLC royalty rate of 1.7% of revenue for a license to the ASCAP and BMI repertoires, before certain deductions.

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As a result, we recorded cost of revenue - content acquisition costs at the RMLC royalty rate starting in June 2013, rather than the rates that were set in district court proceedings in March 2014 for ASCAP and in May 2015 for BMI. In the third quarter of 2015, despite confidence in our legal position that we were entitled to the RMLC royalty rate starting in June 2013, and as part of our strategy to strengthen our partnership with the music industry, management decided to forgo the application of the RMLC royalty rate from June 2013 through September 2015. As a result, we recorded a one-time cumulative charge to increase cost of revenue - content acquisition costs of $23.9 million in the third quarter of 2015 related to spins played from June 2013 through September 30, 2015. Starting in the third quarter of 2015, we are recording cost of revenue - content acquisition costs for the performing rights organizations at the rates established by the rate courts.

For the full year 2015, management considered its operating results without these two one-time cumulative charges to cost of revenue - content acquisition costs when evaluating its ongoing non-GAAP and adjusted EBITDA performance because these charges reflect aggregate charges to royalty rates across several prior years of activity, and are not directly reflective of our business or operating results for the present period. Expenses related to these two items will not be excluded from adjusted EBITDA in future periods as these relate to the ongoing performance of our business.

Ticketfly and Rdio Transaction Costs: consists of transaction costs paid in connection with the acquisitions of Ticketfly and certain assets of Rdio, which were completed in the fourth quarter of 2015. Ticketfly and Rdio transaction costs are included in the general and administrative line item of our GAAP presentation. For the full year 2015, management considered its operating results without these charges when evaluating its ongoing non-GAAP and adjusted EBITDA performance because these charges are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Subscription Return Reserve: consists of revenue that was deferred on a GAAP basis because the Company had limited operating history with certain mobile subscription refund rights prior to the first quarter of 2014. The Company was required to defer all revenue until the refund rights lapsed or until it developed sufficient operating history to estimate a reserve. In periods prior to the first quarter of 2014, the subscription return reserve was excluded from the subscription and other revenue line of our GAAP presentation and included in this line of our non-GAAP presentation. In the first quarter of 2014, the Company established sufficient operating history to estimate a reserve for these mobile subscription refund rights. As such, the GAAP revenue results for the first quarter of 2014 included a one-time reversal of substantially all of the deferred revenue related to the subscription return reserve in the amount of $14.2 million. This reversal was excluded from our non-GAAP revenue in the first quarter of 2014.

Stock-based Compensation Expense: consists of expenses for stock options and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation: cost of revenue - other, cost of revenue - ticketing, product development, sales and marketing and general and administrative.

Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Income Tax Effects of Non-GAAP Adjustments: Starting in 2015, the Company is adjusting non-GAAP net income by considering the income tax effects of its non-GAAP adjustments. Prior to 2015, the Company’s non-GAAP effective tax rate was minimal. The Company is currently forecasting a non-GAAP effective tax rate of approximately 30% to 35% cumulatively for each quarter and the full year 2016. The Company does not expect to pay significant cash income taxes for the foreseeable future due to its net operating loss position.

Adjusted EBITDA

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Adjusted EBITDA excludes revenue effects from the subscription return reserve, stock-based compensation expense, benefit from (provision for) income taxes, depreciation and intangible amortization expense, amortization of non-recoupable ticketing contract advances, other income (expense), transaction costs from acquisitions and one-time cumulative charges to cost of revenue - content acquisition costs that are not directly reflective of our core business or operating results for the present period.

Benefit from (Provision for) Income Taxes: consists of expense recognized related to U.S. and foreign income taxes. The Company considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Depreciation and Intangible Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of business combinations and asset purchases. Depreciation is included in the following cost and expense line items of our GAAP presentation: cost of revenue - other, product development, sales and marketing and general and administrative. Amortization for currently owned intangible assets is included in the general and administrative expense line of our GAAP presentation. Depreciation and intangible amortization expense also consists of non-cash amortization of non-recoupable amounts paid in advance to the Company’s clients pursuant to ticketing agreements. Amortization of non-recoupable ticketing contract advances is included in the sales and marketing line of our GAAP presentation. Management considers its operating results without intangible amortization expense when evaluating its ongoing non-GAAP performance and without depreciation and intangible amortization expense when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of business combinations, asset purchases and new client agreements and may not be reflective of our core business, ongoing operating results or future outlook.

Management believes these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.

In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

The Company also provides estimates of disaggregated ad RPMs, subscription RPMs, total RPMs and related LPMs for our computer platform as well as our mobile and other connected devices platforms, which are calculated by dividing the estimated revenue and costs generated through the respective platforms by the number of thousands of listener hours of our services delivered through such platforms. While the Company believes that such disaggregated data provides directional insight for evaluating our efforts to monetize our service, such disaggregated data is not validated to the level of financial statement reporting. Such data should be seen as indicative only and as management's best estimate.

###
Contacts:

Dominic Paschel
Corporate Finance & Investor Relations
investor@pandora.com
(510) 842-6960

Will Valentine
Pandora Corporate Communications
press@pandora.com
(510) 842-6996

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Pandora Media, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2015	2014	2015
Revenue
Advertising	$220,087	$268,989	$732,338	$933,305
Subscription and other	47,913	57,001	188,464	220,571
Ticketing service (1)	—	10,167	—	10,167
Total revenue	268,000	336,157	920,802	1,164,043

Cost of revenue
Cost of revenue - Content acquisition costs	115,326	142,933	446,377	610,362
Cost of revenue - Other (2)	17,206	22,168	61,627	79,858
Cost of revenue - Ticketing service (1), (2)	—	7,121	—	7,121
Total cost of revenue	132,532	172,222	508,004	697,341
Gross profit	135,468	163,935	412,798	466,702

Operating expenses
Product development (1)	14,865	28,115	53,153	84,581
Sales and marketing (1)	76,914	112,574	277,330	398,169
General and administrative (1)	31,074	42,774	112,443	153,943
Total operating expenses	122,853	183,463	442,926	636,693
Income (loss) from operations	12,615	(19,528)	(30,128)	(169,991)

Other income (expense), net	70	(1,637)	306	(1,220)
Income (loss) before benefit from (provision for) income taxes	12,685	(21,165)	(29,822)	(171,211)

Benefit from (provision for) income taxes	(407)	1,756	(584)	1,550
Net income (loss)	$12,278	$(19,409)	$(30,406)	$(169,661)

Basic net income (loss) per share	$0.06	$(0.09)	$(0.15)	$(0.79)
Weighted-average basic shares	208,434	220,625	205,273	213,790

Diluted net income (loss) per share	$0.06	$(0.09)	$(0.15)	$(0.79)
Weighted-average diluted shares	217,567	220,625	205,273	213,790

(1) Consists of two months of Ticketfly activity from the acquisition date of October 31, 2015 to December 31, 2015.
(2) Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2015	2014	2015
Cost of revenue - Other	$1,438	$1,491	$4,414	$5,531
Cost of revenue - Ticketing service	—	40	—	40
Product development	5,257	7,523	17,546	23,671
Sales and marketing	13,490	14,344	42,165	52,747
General and administrative	6,754	8,774	22,930	29,656
Total stock-based compensation expense	$26,939	$32,172	$87,055	$111,645

Pandora Media, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of December 31,
	2014	2015
Assets	(audited)	(unaudited)
Current assets
Cash and cash equivalents	$175,957	$334,667
Short-term investments	178,631	35,844
Accounts receivable, net	218,437	277,075
Prepaid expenses and other current assets	15,389	35,920
Total current assets	588,414	683,506

Long-term investments	104,243	46,369
Property and equipment, net	42,921	66,370
Goodwill	—	303,875
Intangible assets, net	6,939	110,745
Other long-term assets	6,773	29,792
Total assets	$749,290	$1,240,657

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$10,825	$17,897
Accrued liabilities	15,754	37,185
Accrued royalties	73,693	97,390
Deferred revenue	14,412	19,939
Accrued compensation	34,476	43,788
Other current liabilities	—	15,632
Total current liabilities	149,160	231,831

Long-term debt	—	234,577
Other long-term liabilities	16,773	30,862
Total liabilities	165,933	497,270

Stockholders’ equity
Common stock	21	23
Additional paid-in capital	781,009	1,110,539
Accumulated deficit	(196,997)	(366,658)
Accumulated other comprehensive loss	(676)	(517)
Total stockholders’ equity	583,357	743,387
Total liabilities and stockholders’ equity	$749,290	$1,240,657

Pandora Media, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2015	2014	2015

Operating Activities
Net income (loss)	$12,278	$(19,409)	$(30,406)	$(169,661)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	4,207	9,264	15,431	24,458
Stock-based compensation	26,939	32,172	87,055	111,645
Amortization of premium on investments, net	727	199	2,833	1,911
Other operating activities	569	524	1,366	2,134
Amortization of debt discount	—	1,084	—	1,084
Excess tax benefit from stock-based awards	(348)	—	(348)	—
Changes in operating assets and liabilities
Accounts receivable	(21,336)	(10,108)	(55,478)	(55,904)
Prepaid expenses and other assets	(5,216)	(12,354)	(9,219)	(18,918)
Accounts payable, accrued and other current liabilities	757	(11,521)	4,830	18,080
Accrued royalties	2,192	(65,687)	7,608	23,736
Accrued compensation	1,157	3,045	13,736	7,378
Other long-term liabilities	5,956	4,505	7,690	6,005
Deferred revenue	(3,831)	(2,743)	(28,238)	4,946
Reimbursement of cost of leasehold improvements	1,008	10	4,169	1,024
Net cash provided by (used in) operating activities	25,059	(71,019)	21,029	(42,082)

Investing Activities
Purchases of property and equipment	(6,560)	(4,741)	(30,039)	(32,074)
Purchases of investments	(67,252)	(2,259)	(340,679)	(140,980)
Proceeds from maturities of investments	71,851	49,199	258,518	228,998
Proceeds from sales of investments	—	70,039	—	111,356
Payments related to acquisitions, net of cash acquired	—	(246,538)	—	(269,566)
Net cash used in investing activities	(1,961)	(134,300)	(112,200)	(102,266)

Financing activities
Proceeds from issuance of convertible notes	—	345,000	—	345,000
Payments for purchase of capped call	—	(43,160)	—	(43,160)
Payment of debt issuance costs	—	(8,909)	—	(8,909)
Proceeds from employee stock purchase plan	2,050	2,463	6,438	7,552
Proceeds from exercise of stock options	1,726	1,474	16,894	5,192
Tax payments from net share settlements of restricted stock units	(33)	(245)	(2,019)	(2,540)
Excess tax benefit from stock-based awards	348	—	348	—
Net cash provided by financing activities	4,091	296,623	21,661	303,135

Effects of exchange rate changes on cash and cash equivalents	(116)	382	(288)	(77)

Net increase (decrease) in cash and cash equivalents	27,073	91,686	(69,798)	158,710
Cash and cash equivalents at beginning of period	148,884	242,981	245,755	175,957
Cash and cash equivalents at end of period	$175,957	$334,667	$175,957	$334,667

Pandora Media, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2015	2014	2015
Revenue
GAAP total revenue	$268,000	$336,157	$920,802	$1,164,043
Subscription return reserve	—	—	(14,186)	—
Non-GAAP total revenue	$268,000	$336,157	$906,616	$1,164,043

Gross profit
GAAP gross profit	$135,468	$163,935	$412,798	$466,702
Subscription return reserve	—	—	(14,186)	—
Stock-based compensation: Cost of revenue - Other	1,438	1,491	4,414	5,531
Stock-based compensation: Cost of revenue - Ticketing service	—	40	—	40
Amortization of intangibles - Cost of revenue - Ticketing service	—	937	—	937
Pre-1972 sound recordings settlement	—	—	—	57,947
RMLC publisher royalty charge	—	—	—	23,934
Non-GAAP gross profit	$136,906	$166,403	$403,026	$555,091

Net income (loss)
GAAP net income (loss)	$12,278	$(19,409)	$(30,406)	$(169,661)
Subscription return reserve	—	—	(14,186)	—
Amortization of intangibles	181	2,593	727	3,397
Amortization of non-recoupable ticketing contract advances	—	696	—	696
Stock-based compensation	26,939	32,172	87,055	111,645
Pre-1972 sound recordings settlement	—	—	—	57,947
RMLC publisher royalty charge	—	—	—	23,934
Ticketfly and Rdio transaction costs	—	2,853	—	3,662
Income tax effects of non-GAAP adjustments	—	(8,697)	—	(11,029)
Non-GAAP net income	$39,398	$10,208	$43,190	$20,591

Non-GAAP EPS - basic	$0.19	$0.05	$0.21	$0.10
Non-GAAP EPS - diluted	$0.18	$0.04	$0.20	$0.09

Weighted average basic shares	208,434	220,625	205,273	213,790
Weighted average diluted shares	217,567	229,408	218,939	222,743

Adjusted EBITDA
GAAP net income (loss)	$12,278	$(19,409)	$(30,406)	$(169,661)
Subscription return reserve	—	—	(14,186)	—
Depreciation and amortization	4,207	9,264	15,431	24,458
Stock-based compensation	26,939	32,172	87,055	111,645
Pre-1972 sound recordings settlement	—	—	—	57,947
RMLC publisher royalty charge	—	—	—	23,934
Ticketfly and Rdio transaction costs	—	2,853	—	3,662
Other expense (income), net	(70)	1,637	(306)	1,220
Provision for (benefit from) income taxes	407	(1,756)	584	(1,550)
Adjusted EBITDA - Consolidated	$43,761	$24,761	$58,172	$51,655
Less: Adjusted EBITDA - Ticketfly	—	(2,570)	—	(2,570)
Adjusted EBITDA - Pandora only	$43,761	$27,331	$58,172	$54,225

Cost of revenue - content acquisition costs
GAAP cost of revenue - content acquisition costs	$115,326	$142,933	$446,377	$610,362
Pre-1972 sound recordings settlement	—	—	—	(57,947)
RMLC publisher royalty charge	—	—	—	(23,934)
Non-GAAP cost of revenue - content acquisition costs	$115,326	$142,933	$446,377	$528,481

Pandora Media, Inc.
Monetization: RPM History
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2015	2014	2015

Advertising RPMs
Computer	$68.83	$68.42	$62.00	$67.99
Mobile and other connected devices	44.37	55.14	37.84	47.56
Total	$48.19	$57.20	$41.66	$50.52

Total RPMs
Computer	$68.06	$69.31	$61.74	$68.63
Mobile and other connected devices	48.27	59.11	42.77	52.13
Total	$51.54	$60.75	$45.97	$54.65

Total RPMs based on non-GAAP revenue
Computer	$68.06	$69.31	$61.36	$68.63
Mobile and other connected devices	48.27	59.11	41.99	52.13
Total	$51.54	$60.75	$45.26	$54.65

Pandora Media, Inc.
LPM History
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2015	2014	2015

Advertising LPMs
Computer	$20.69	$25.00	$20.76	$28.79
Mobile and other connected devices	20.37	24.06	20.23	25.68
Total	$20.42	$24.21	$20.31	$26.13

Subscription LPMs
Computer	$32.96	$42.31	$33.37	$45.70
Mobile and other connected devices	35.43	44.53	37.41	49.18
Total	$34.86	$44.08	$36.41	$48.45

Total LPMs
Computer	$22.78	$27.69	$23.02	$31.68
Mobile and other connected devices	22.06	26.45	22.14	28.42
Total	$22.18	$26.65	$22.28	$28.92

Total LPMs based on non-GAAP cost of revenue - content acquisition costs
Computer	$22.78	$27.69	$23.02	$25.92
Mobile and other connected devices	22.06	26.45	22.14	24.88
Total	$22.18	$26.65	$22.28	$25.04